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                                                                   Exhibit 10.26


                              TERMINATION AGREEMENT


         THIS TERMINATION AGREEMENT dated as of July 2, 1997 is entered into by and between TCC Industries, Inc., a Texas corporation, formerly named TeleCom Corporation, (the "Company") and J. Patrick Kaine ("Kaine").

                              W I T N E S S E T H:

        WHEREAS, the Company and Kaine have agreed that the Consulting and Noncompetition Agreement (the "Consulting Agreement") dated as of August 2, 1995, entered into between them, should be terminated on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are expressly acknowledged by the parties by their execution and delivery hereof, the undersigned hereby agree as follows:

1. The Consulting Agreement is hereby terminated in its entirety, including without limitation the obligations of the Company to make payments to Kaine as therein provided upon his ceasing to be a member of the Board of Directors of the Company and the obligation of Kaine to render consulting services and not to compete with the Company upon his ceasing to be such a member.

2. The Company agrees that it will exercise, to the extent that it is entitled to do so, its option to elect the "discovery clause" under its Officer's and Director's Liability Insurance policy, so as to extend coverage for an additional twelve month period at a cost of 75% of the annual premium on such policy, such option to be exercised as provided in such policy in the event the Company elects not to renew such policy or replace such policy with similar coverage, or such policy is terminated or not renewed by the insurer.

3. This Termination Agreement may be executed in counterparts, all of which taken together shall constitute one and the same instrument. In making proof hereof, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have duly executed this Amendment as of the date first above written.

                                                THE COMPANY:
                                                TCC Industries, Inc.

                                                        /s/ ROBERT THOMAJAN
                                                By:
                                                Name: Robert Thomajan
                                                Title:  President

                                                KAINE:
                                                        /s/ J. PATRICK KAINE

                                                J. Patrick Kaine



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